UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2011

IntelGenx Technologies Corp.
(Exact name of registrant as specified in charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices)

Registrant’s telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on March 31, 2011, the Board of Directors (the “Board”) of IntelGenx Technologies Corp. (the “Company”) adopted the Amended and Restated By-Laws of IntelGenx Technologies Corp. (the “Amended By-Laws”) pursuant to which the original by-laws of the Company were amended to, among other things, provide that:

  the holders of one-third of the shares of the capital stock of the Company issued and outstanding and entitled to vote at a stockholder meeting shall constitute a quorum for the transaction of business; and

  the number of directors that shall constitute the whole Board shall be fixed by resolution of the Board, from time to time, subject to applicable law.

The foregoing is a summary of certain material terms and conditions of the Amended By-Laws and not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amended By-Laws attached to this Current Report on Form 8-K in Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit	Description
Number
3.1	Amended and Restated By-Laws of IntelGenx Technologies Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.
(Registrant)

By: /s/ Horst Zerbe
       Name: Horst G. Zerbe
       Title: President and Chief Executive Officer

Date: March 31, 2011